P13000060210

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ✓ Certificates of Status /

Special Instructions to Filing Officer:

Office Use Only

300249740393

07/15/13--01035--010 **87.50

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
13 JUL 15 AM 9:52

7/19/13

COVER LETTER

Department of State
New Filing Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

SUBJECT: PleasanT Kids, Inc
(PROPOSED CORPORATE NAME – MUST INCLUDE SUFFIX)

Enclosed are an original and one (1) copy of the articles of incorporation and a check for:

- ☐ $70.00 Filing Fee
- ☐ $78.75 Filing Fee & Certificate of Status
- ☐ $78.75 Filing Fee & Certified Copy
- ☒ $87.50 Filing Fee, Certified Copy & Certificate of Status

ADDITIONAL COPY REQUIRED

FROM: RoberT Rico
Name (Printed or typed)

4775 Collins Ave #4205
Address

Miami BeacH, FL 33140
City, State & Zip

855-710-Kids.
770-891-3052
Daytime Telephone number

RoberT@PleasanTKids.com
E-mail address: (to be used for future annual report notification)

NOTE: Please provide the original and one copy of the articles.

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be: Pleasant Kids, Inc.

ARTICLE II PRINCIPAL OFFICE

Principal street address	Mailing address, if different is:
4775 Collins Ave #4205	4775 Collins Ave #4205
Miami Beach, FL 33140	Miami Beach, FL 33140

ARTICLE III PURPOSE
The purpose for which the corporation is organized is: Sales, Marketing and Bottling Water products for Kids.

ARTICLE IV SHARES
The number of shares of stock is: 1000

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
13 JUL 15 AM 9:52

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Robert Rico/C.E.O
Address: 4775 Collins Ave #4205
Miami beach, FL 33140

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:________________________ Name and Title:________________________

Address ________________________ Address: ________________________

________________________ ________________________

________________________ ________________________

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: RobeRT Rico

Address: 4775 Collins Ave # 4205

Miami beach, FL 33140

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Name: RobeRT Rico

Address: 4775 Collins Ave #4205

Miami beach, FL 33140

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

________________________ 7/12/13

Required Signature/Registered Agent Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

________________________ 7/12/13

Required Signature/Incorporator Date